AMERITAS VARIABLE LIFE INSURANCE COMPANY LOGO


NOTICE: As of the effective date of this rider, it is uncertain what effect the receipt of benefits under this rider will have on your tax status. Please consult your personal tax advisor prior to requesting such benefits.

                            ACCELERATED BENEFIT RIDER
                              FOR TERMINAL ILLNESS
                              ON SURVIVING INSURED

CONSIDERATION

This rider is attached to and made a part of your policy and is issued in consideration of the application. A copy of the application is attached to the policy.

PREMIUMS

There are no additional premiums or cost of insurance deductions for this rider.

BENEFITS

We will pay an accelerated benefit to you if the Surviving Insured is terminally ill, subject to the provisions of this rider. This amount will be paid as a lump sum. Payments other than as a lump sum may be made at your request, subject to our approval.

DEFINITIONS

ELIGIBLE COVERAGES: Eligible Coverages under this rider will be the base policy and any life insurance riders attached to the policy which provide coverage on the Surviving Insured.

Eligible Coverages will be determined as of the date we receive satisfactory proof of terminal illness at the Home Office. Coverage will only be considered "eligible" when it is outside its two year contestable period and has more than two years until its maturity or final expiration date.

ELIGIBLE AMOUNT: Eligible Amount is that portion of the current specified amount of the base policy considered "eligible" under Eligible Coverages. For any Eligible Coverages which are provided by life insurance riders, the Eligible Amount will be the lowest scheduled death benefit within two years after satisfactory proof of terminal illness is received at the Home Office.

MAXIMUM ACCELERATED BENEFIT: The maximum benefit is 50% of the Eligible Amount, less an amount up to two guideline level premiums for the base policy and any riders. This maximum benefit is subject to the limitations described in the Total Accelerated Benefit provision.

RIDER EFFECTIVE DATE: The effective date of coverage under this rider will be the policy date of the base policy to which this rider is attached.

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"SURVIVING  INSURED"  means  the  Insured  who  remains  alive  after one of the
Insureds has died.

TERMINAL ILLNESS: A non-correctable medical condition that, with a reasonable degree of medical certainty, will result in the death of the Surviving Insured in less than 12 months from the date of the physician's statement and that was first diagnosed while the policy was in force.

"YOU" AND "YOUR" refer to the owner of the policy to which this rider is attached. The Owner may also be the Surviving Insured.

"WE", "US" OR "OUR" refer to Ameritas Variable Life Insurance Company.  Our
Home Office means our Administrative Office at P.O. Box 82550, Lincoln, Nebraska 68501-2550.

SATISFACTORY PROOF OF TERMINAL ILLNESS

Before payment of any accelerated benefit, we will require you to provide us with proof, satisfactory to us, that the Surviving Insured has a terminal illness. Satisfactory proof will include a properly completed claim form and a written statement from a duly licensed physician who is licensed in the United States and who is not yourself or the Surviving Insured, nor related to either the Surviving Insured or yourself. We reserve the right to obtain a second medical opinion at our expense.

EFFECT ON YOUR POLICY

The accelerated benefit first will be used to repay any outstanding policy loans and unpaid loan interest. The accelerated benefit will be treated as a lien against your policy values.

Death proceeds which are payable on the death of the Surviving Insured will be reduced by the amount of the lien and any policy loans, plus accrued interest.

After payment of the accelerated benefit, and if sufficient premium to keep the policy in force is not paid by the end of the grace period, premiums will be paid by an addition to the lien for up to two years from the date we receive satisfactory proof of terminal illness. After this two year period, you are required to pay premiums when due to keep the policy in force. If the policy lapses, the lien, any policy loans, and accrued interest will be deducted from any accumulation values.

Your access to the net cash surrender value of your policy and to the net cash surrender value of any riders through policy loans, partial withdrawals, if permitted, or full surrender is limited to any excess of the net cash surrender value over the lien including any accrued interest.

INTEREST

We will charge interest on the amount of the lien. The interest accrues daily at the same interest rate as the policy's loan interest rate.

TIRSL 4099

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Accrued interest will be added to the lien on the policy  anniversary.  Interest does not continue to accrue on the lien when the lien and any policy loans, plus accrued interest, equals the death benefit (prior to the deduction of the lien, policy loans and accrued interest) of the policy and any riders.

CONDITIONS

The payment of any accelerated benefit is subject to the following conditions:

1. Any Eligible Coverages must be in force on the date we receive satisfactory proof of terminal illness.

2. Any accumulation value less any applicable surrender charge must be less than the maximum accelerated benefit.

3. We will not make payment of any accelerated benefit if that payment would be less than $4,000.

4. The release of any collateral assignees, the release of all parties to any "split dollar" agreements and the approval of any irrevocable beneficiaries is required.

5. The policy must be collaterally assigned to us for an amount equal to the lien and accrued interest. No changes to the policy are permitted without our consent.

6. This rider allows for the accelerated payment of death benefit proceeds, which would otherwise be payable to your beneficiary. This is not meant to cause you to be required to access and exhaust these benefits involuntarily. Therefore, you are not eligible for this benefit:

       a. If you are required by law to use this benefit to meet the claims of creditors, whether in bankruptcy or otherwise; or

       b. If you are required by a government agency to use this benefit in order to apply for, obtain, or otherwise keep a government benefit or entitlement.

ADDITIONAL BENEFIT

If the maximum accelerated benefit is not paid initially, an additional accelerated benefit may be paid up to the difference as long as this amount is at least $4,000. This additional benefit is only available if it has been less than 12 months from the date we received satisfactory proof of terminal illness. We may require additional satisfactory proof of terminal illness at this time.

TOTAL ACCELERATED BENEFIT

The total amount we will pay as an accelerated benefit due to the terminal illness of the Surviving Insured will not exceed $250,000 even if there is more than one policy with us or one of our affiliates which provides coverage on the Surviving Insured.

TIRSL 4099

ADMINISTRATIVE CHARGE

We may charge a one-time administrative charge which will be deducted from the accelerated benefit. This charge will not exceed $50.

GENERAL PROVISIONS

INCONTESTABILITY: The validity of this rider cannot be contested after it has been in force while either Insured is alive for a period of two years from the effective date of the rider.

REINSTATEMENT: This rider may be reinstated with the policy. It will be reinstated if you meet the requirements for policy reinstatement. If you have received benefits under this rider, the lien with accrued interest may be paid or it will be reinstated as if the policy had never terminated.

TERMINATION OF RIDER: This rider will automatically terminate on the earliest of these conditions:

1.     On surrender of this rider to us; or

2.     On termination of the policy to which this rider is attached.

NONPARTICIPATING:  This rider is nonparticipating.

INCORPORATION  OF  POLICY  PROVISIONS  INTO RIDER:
The provisions of the policy are hereby referred to and made a part of this rider unless otherwise specified in this rider.



                    AMERITAS VARIABLE LIFE INSURANCE COMPANY

  /s/Donald R. Stading                         /s/William J. Atherton
        Secretary                                    President


TIRSL 4099

                                   AMERITAS VARIABLE LIFE INSURANCE COMPANY LOGO


                           DISABILITY BENEFIT RIDER ON
                         DISABILITY OF A COVERED INSURED


CONSIDERATION

This rider is issued in consideration of the application and payment of its cost of insurance. A copy of the application is attached to the policy. The cost of insurance for this rider is deducted from the accumulation value at the same time and in the same manner as the cost of insurance for the policy.

DEFINITIONS

COVERED INSURED: Covered Insured means the person so named in the original application and as shown on the schedule pages.

DISABILITY BENEFIT: For purposes of this rider, the disability benefit is an amount shown on the schedule pages, selected by you on the application.

RIDER EFFECTIVE DATE: The effective date of all coverage under this rider shall be as follows:

1. The policy date shall be the effective date for all coverage provided in the original application.

2. For any rider issued after the policy date, the effective date shall be the date shown on a supplement to the schedule pages.

3. For any insurance that has been reinstated, the effective date shall be the monthly activity date on or next following the date we approve the reinstatement.

RIDER EXPIRATION DATE: This date is also shown on the schedule pages. It is the date on which this rider is no longer effective.

TOTAL DISABILITY: Total disability must begin after the effective date of this rider as shown in the schedule pages and before the policy anniversary nearest the Covered Insured's 60th birthday. It must result from bodily injury which occurs or sickness which first manifests itself while this rider is in force.

Total Disability means:

1.     Total loss of the sight of both eyes. This loss must be irrecoverable; or

2. Total loss of the use of both hands, both feet, or one hand and one foot. This loss must be irrecoverable; or

3.     The incapacity of the Covered Insured to engage in any substantial duties
       of  his  or  her  occupation  for  at  least  six   consecutive   months.
       (Substantial duties includes managerial or supervisory functions.)

DBRSL 4099

       During the first 24 months of total disability, occupation means the usual work, employment, business or profession in which the Covered Insured was engaged immediately before the date of disability. This includes attendance at school or college as a full-time student. After 24 months of total disability a Covered Insured who is engaged in any occupation for remuneration or profit will not be considered totally disabled.

BENEFITS

While the Covered Insured is totally disabled, the disability benefit will be applied as premium. The premium will be credited as of the last monthly activity date, prior to the approval date of the claim and will be credited annually thereafter, during continuance of total disability. In addition, while the Covered Insured is totally disabled, the cost of insurance for this rider will not be deducted from the accumulation value. All other monthly deductions will apply.

You may choose to continue to pay your planned periodic premiums or make any unscheduled premium payments while you are receiving a disability benefit.

If total disability begins after the grace period, then no benefits will be paid under this rider. If any portion of a disability benefit would affect the tax qualifications of this policy as described in Section 7702 of the Internal Revenue Code, as amended, the benefit payable will be reduced by that portion considered to be excess premium.

GENERAL PROVISION

NOTICE OF DISABILITY: To receive this benefit, written notice of claim must be received at the Home Office. It must be received: (a) while the Covered Insured is living; (b) while the Covered Insured is totally disabled; and (c) not later than 9 months after the Covered Insured has become totally disabled.

If such notice is not furnished in the required time limit, the claim will not be accepted. But a late claim will be accepted if it can be shown that it was not reasonably possible to meet the requirements and that notice was given as soon as was reasonably possible. In no event, however, will the Covered Insured receive any benefit under this rider for a period prior to one year before the date on which notice was received.

PROOF OF TOTAL DISABILITY: Approval of the initial notice of claim will be granted after we receive satisfactory written proof that the Covered Insured is totally disabled. Proof must be presented at the Home Office: (a) while the Covered Insured is living; (b) before total disability has ended or been interrupted; and (c) within 12 months after we receive the notice of total disability. Forms approved by us must be used.

Similar proof that the total disability is continuing may be required at reasonable intervals. If the Covered Insured fails to furnish such proof, the disability benefit will cease.

INCONTESTABILITY: While the Covered Insured is alive, the validity of this rider cannot be contested after it has been in force for a period of 2 years from the rider effective date.

REINSTATEMENT: Coverage under this rider may be reinstated with the policy if no more than 3 years have passed since the date of termination. Reinstatement must

DBRSL 4099
occur before the rider expiration date. Such reinstatement may occur any time before the policy anniversary nearest the Covered Insured's 60th birthday. The requirements for reinstatement are:

1.     Receipt of  evidence of insurability satisfactory to us.

2. Payment of the minimum cost of insurance sufficient to keep the rider in force for 3 months.

EXCLUSIONS: The Covered Insured will not be eligible for the disability benefit if the total disability on which the claim is based results from:

1. Self-inflicted bodily injury while sane or insane, other than accidental injury; or

2. War or any act of war, whether declared or not, regardless of whether the Covered Insured is in the armed forces.

TERMINATION OF RIDER: This rider will automatically terminate on the earliest of these conditions:

1.     On the rider expiration date;

2. On the monthly activity date on or next following the date we receive your written request;

3.     On surrender of this rider to us; or

4.     On termination of the policy to which this rider is attached.

5.     On death of covered Insured.

CHANGE OF POLICY: Once the disability benefit commences, you cannot change the specified amount of insurance, the death benefit option, the mode of the planned periodic premium payments, or change the policy to another form of insurance.

Cost of Insurance Deductions After The Rider Has Terminated: We will not be liable for the cost of insurance deductions on this rider after it terminates except to return them.

INCORPORATION OF POLICY PROVISIONS INTO RIDER: The provisions of the policy are hereby referred to and made a part of this rider.

NONPARTICIPATING:  This rider is nonparticipating.



                    AMERITAS VARIABLE LIFE INSURANCE COMPANY


   /s/Donald R. Stading                        /s/William J. Atherton
       Secretary                                        President


DBRSL 4099

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
                                   AMERITAS VARIABLE LIFE INSURANCE COMPANY LOGO

                             ESTATE PROTECTION RIDER
                     LAST SURVIVOR FOUR YEAR TERM INSURANCE

CONSIDERATION

This rider is issued in consideration of the application and the payment of its cost of insurance. A copy of the application is attached to the policy. The cost of insurance for this rider is deducted from the accumulation value at the same time and in the same manner as the cost of insurance for the policy.

BENEFITS

We agree to pay the rider specified amount of insurance to the beneficiary upon receipt of satisfactory proof of the death of both Insureds. Death must occur while the policy and this rider are in force. Payment is subject to the provisions of the policy and this rider.

DEFINITIONS

SURVIVING INSURED: Surviving Insured means the Insured who remains alive after one of the Insureds has died.

BENEFICIARY: Unless otherwise changed, the beneficiary for the benefit payable under this rider will be the named beneficiary as shown in the application for the base policy.

While each Insured is living, you may change the beneficiary by written request in a form satisfactory to us. The change will take effect on the date we record it in the Home Office.

RIDER EFFECTIVE DATE: The effective date of coverage under this rider shall be as follows:

1. The policy date shall be the effective date for all coverage provided in the original application.

2. For any insurance that has been reinstated, the effective date shall be the monthly activity date on or next following the date we approve the reinstatement.

RIDER EXPIRATION DATE: This date is also shown in the schedule pages. It is the date on which this rider is no longer effective.

RIDER SPECIFIED AMOUNT OF INSURANCE: The rider specified amount of insurance is shown in the schedule pages.

COST OF INSURANCE
The annual cost of insurance upon renewal for this rider will be a rate per thousand multiplied by the rider specified amount of insurance in thousands. The rates will

ESP 4099
be based on the issue age, sex, tobacco usage and risk class of each Insured and the rider duration. The rates will be adjusted for any table rating and/or flat extra rating. The Maximum Guaranteed Cost of Insurance Rates per $1,000 are shown in the policy schedule. We have the option of charging less than the maximum. Each year, the current annual cost of insurance rates for this rider will be declared for the next policy year. Any change in the current cost of insurance rates will apply to Insureds covered under this rider having the same issue age, sex, tobacco usage and risk class and whose riders have been in effect for the same length of time. We cannot increase rates because of a change in status of either Insured's health.

general provisions

TERMINATION OF RIDER: This rider will automatically terminate on the earliest of these conditions:

1.     On the rider expiration date;

2. On the monthly activity date on or next following the date we receive your written request;

3.     On surrender of this rider to us;

4.     On termination of the policy to which this rider is attached; or

5.     On the death of the Surviving Insured.

SATISFACTORY PROOF OF DEATH: All of the following must be submitted upon the death of the Surviving Insured:

       1)   A certified copy of the death certificate for both Insureds;

       2)   A Notice of Death Claim;

       3) Any other information that we may reasonably require to establish the validity of the claim.

REINSTATEMENT: If both Insureds are living, this rider may be reinstated with the policy if no more than 3 years have passed since the date of termination. Reinstatement must occur before the expiration date of this rider. The requirements for reinstatement are:

1. Receipt of satisfactory evidence of insurability that both Insureds are insurable in the same rating classes as when the rider was issued.

2. Payment of the minimum cost of insurance sufficient to keep the rider in force for 3 months.

SUICIDE EXCLUSION: We will limit our liability if the death of either Insured is as a result of suicide, while sane or insane, within two years from the rider effective date. The proceeds payable will be an amount equal to the cost of insurance deductions charged for this rider.

INCONTESTABILITY: While either Insured is alive, the validity of this rider cannot be contested after it has been in force for a period of 2 years from the rider effective date.

ESP 4099

COST OF INSURANCE DEDUCTIONS AFTER RIDER TERMINATION DATE: We will not be liable for the cost of insurance payments on this rider after it terminates except to return them.

INCORPORATION OF POLICY PROVISIONS INTO RIDER: The provisions of the policy are hereby referred to and made a part of this rider unless otherwise specified in this rider.

This rider has no cash or loan value.

NON-PARTICIPATING:  This rider is non-participating.



                    AMERITAS VARIABLE LIFE INSURANCE COMPANY


   /s/Donald R. Stading                        /s/William J. Atherton
       Secretary                                        President


ESP 4099

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
                                   AMERITAS VARIABLE LIFE INSURANCE COMPANY LOG0


                             FIRST-TO-DIE TERM RIDER


CONSIDERATION

This rider is issued in consideration of the application and the payment of its cost of insurance. A copy of the application is attached to the policy. The cost of insurance for this rider is deducted from the accumulation value at the same time and in the same manner as the cost of insurance for the policy.

BENEFITS

We agree to pay the rider specified amount of insurance to the beneficiary upon receipt of satisfactory proof of the death of either Insured. Death must occur while the policy and this rider are in force. Payment is subject to the provisions of the policy and this rider.

DEFINITIONS

BENEFICIARY: Unless otherwise changed, the beneficiary for the benefit payable under this rider will be the named beneficiary as shown in the application for this rider.

While both Insureds are alive, you may change the beneficiary by written request in a form satisfactory to us. The change will take effect on the date we record it in the Home Office.

Rider Effective Date: The effective date of coverage under this rider shall be as follows:

1. The policy date shall be the effective date for all coverage provided in the original application.

2. For any insurance that has been reinstated, the effective date shall be the monthly activity date on or next following the date we approve the reinstatement.

RIDER EXPIRATION DATE: This date is also shown in the schedule pages. It is the date on which this rider is no longer effective.

RIDER SPECIFIED AMOUNT OF INSURANCE: The rider specified amount of insurance is shown in the schedule pages.

COST OF INSURANCE
The annual cost of insurance upon renewal for this rider will be a rate per thousand multiplied by the rider specified amount of insurance in thousands. The rates will be based on the issue age, sex, tobacco usage and risk class of each Insured and the rider duration. The rates will be adjusted for any table rating and/or flat extra rating. The Maximum Guaranteed Cost of Insurance Rates per 1,000 are shown in the policy schedule. We have the option of charging less than the maximum. Each year,

FTD 4099

The current annual cost of insurance rates for this rider will be declared for the next policy year. Any change in the current cost of insurance rates will apply to Insureds covered under this rider having the same issue age, sex, tobacco usage and risk class and whose riders have been in effect for the same length of time. We cannot increase rates because of a change in status of either Insured's health.

GENERAL PROVISIONS

TERMINATION OF RIDER: This rider will automatically terminate on the earliest of these conditions:

1.     On the rider expiration date;

2. On the monthly activity date on or next following the date we receive your written request;

3.     On surrender of this rider to us;

4.     On termination of the policy to which this rider is attached; or

5.     On the death of either Insured.


SATISFACTORY PROOF OF DEATH: All of the following must be submitted upon the death of either Insured:

       1)   A certified copy of the death certificate;

       2)   A Notice of Death Claim;

       3) Any other information that we may reasonably require to establish the validity of the claim.

REINSTATEMENT: If both Insureds are living, this rider may be reinstated with the policy if no more than 3 years have passed since the date of termination. Reinstatement must occur before the expiration date of this rider. The requirements for reinstatement are:

1. Receipt of satisfactory evidence of insurability that both Insureds are insurable in the same rating classes as when the rider was issued.

2. Payment of the minimum cost of insurance sufficient to keep the rider in force for 3 months.

SUICIDE EXCLUSION: We will limit our liability if the death of either Insured is as a result of suicide, while sane or insane, within two years from the rider effective date. The proceeds payable will be an amount equal to the cost of insurance deductions charged for this rider.

INCONTESTABILITY: While either Insured is alive, the validity of this rider cannot be contested after it has been in force for a period of 2 years from the rider effective date.

FTD 4099

COST OF INSURANCE DEDUCTIONS AFTER RIDER TERMINATION DATE: We will not be liable for the cost of insurance payments on this rider after it terminates except to return them.

INCORPORATION OF POLICY PROVISIONS INTO RIDER: The provisions of the policy are hereby referred to and made a part of this rider unless otherwise specified in this rider.

This rider has no cash or loan value.

NON-PARTICIPATING:  This rider is non-participating.



                    AMERITAS VARIABLE LIFE INSURANCE COMPANY




   /s/Donald R. Stading                        /s/William J. Atherton
       Secretary                                        President


FTD 4099

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
                                   AMERITAS VARIABLE LIFE INSURANCE COMPANY LOGO



                           POLICY SPLIT EXCHANGE RIDER

CONSIDERATION

This rider is attached to and made a part of your policy. A copy of the application is attached to the policy.

PREMIUMS

There are no additional premiums or cost of insurance deductions for this rider.

BENEFITS

We will allow you to exchange the policy to which this rider is attached for two individual policies, one on the life of each Insured, subject to all the conditions for exchange. Evidence of insurability satisfactory to us will be required for each Insured.

We will waive all or part of the surrender charge of this policy which will be credited to the new policy(ies). The portion that we will waive is calculated on a pro rata basis, never to exceed the full surrender charge amount. To determine the amount of surrender charge to be waived, divide (a) by (b), and multiply times (c), where:

       (a)   is the new policy's specified amount of insurance;

       (b) is the original policy's specified amount at the time of exchange; and

       (c)   is  the  original   policy's  total  surrender  charge  before  any
             adjustments have been made.

The waived portion(s) of the surrender charge will be credited to the new policy(ies) on the exchange date. However, if the new policy is returned in accordance with the policy's Right to Examine provision, any waived surrender charge that had been credited will not be returned.

DEFINITIONS

EXCHANGE DATE: The exchange date is the monthly activity date on or next following the date the conditions for exchange are satisfied.

RIDER EFFECTIVE DATE: The effective date of coverage under this rider shall be as follows:

1. The policy date shall be the effective date for all coverage provided in the original application.

2. For any insurance that has been reinstated, the effective date shall be the monthly activity date on or next following the date we approve the reinstatement.

PSO 4099

RIDER EXPIRATION DATE: This date is also shown in the schedule pages. It is the date on which this rider is no longer effective.

CONDITIONS FOR EXCHANGE

The following conditions must be met:

1. The original policy and all riders must be surrendered and returned to us prior to the exchange date.

2. The release of any collateral assignees, the release of all parties to any "split dollar" agreements and the approval of any irrevocable beneficiaries is required.

3.     The original policy and this rider must be in force.

4. Both Insureds must be alive at the time of the request and on the exchange date.

5. Evidence of insurability satisfactory to us will be required for each Insured.

6.     Coverage under the original policy ends on the exchange date.

TERMS OF NEW POLICIES

The new policy(ies) are subject to the following terms:

1. The new policy(ies) will be flexible premium adjustable life contracts which we are offering on the exchange date.

2. The specified amount, accumulation values and outstanding policy debt as of the exchange date, will be allocated to the new policy(ies) in proportion to the percentage split requested. The specified amount cannot be less than $50,000 for either policy.

3. If the policy value allocated to each new policy is less than the required minimum premium for that policy, we will require a payment to be made on the exchange date.

4.      The policy date of the new policy(ies) will be the exchange date.

5. Each new policy will be based on the Insured's age, sex, tobacco usage and risk class on the exchange date.

6. Any rider attached to the original policy may only be added to the new policy(ies) with our consent.

7. Beneficiary designations must be provided for each policy with your request for exchange.

8. The policy date of the policy to which this rider is attached will be treated as the policy date of the new policy(ies) for purposes of the Suicide provision(s).

PSO 4099

GENERAL PROVISIONS

TERMINATION OF RIDER: This rider will automatically terminate on the earliest of these conditions:

1.      On the rider expiration date;

2. On the monthly activity date on or next following the date we receive your written request;

3.      On surrender of this rider to us;

4.      On termination of the policy to which this rider is attached;

5.      On the death of either Insured; or

6.      On the exchange date.

REINSTATEMENT: This rider may be reinstated with the policy. It will be reinstated if you meet the requirements for policy reinstatement.

INCONTESTABILITY: While either Insured is alive, the validity of this rider cannot be contested after it has been in force for a period of 2 years from the rider effective date.

INCORPORATION OF POLICY PROVISIONS INTO RIDER: The provisions of the policy are hereby referred to and made a part of this rider.

This rider has no cash or loan value.

NON-PARTICIPATING:   This rider is non-participating.



                    AMERITAS VARIABLE LIFE INSURANCE COMPANY


   /s/Donald R. Stading                        /s/William J. Atherton
       Secretary                                        President


PSO 4099

                       This page left intentionally blank.

                                   AMERITAS VARIABLE LIFE INSURANCE COMPANY LOGO


                            SECOND-TO-DIE TERM RIDER


CONSIDERATION

This rider is issued in consideration of the application and the payment of its cost of insurance. A copy of the application is attached to the policy. The cost of insurance for this rider is deducted from the accumulation value at the same time and in the same manner as the cost of insurance for the policy.

BENEFITS

We agree to pay the rider specified amount of insurance to the beneficiary upon receipt of satisfactory proof of the death of both Insureds. Death must occur while the policy and this rider are in force. Payment is subject to the provisions of the policy and this rider.

CONVERSION OF THIS RIDER

While the policy and this rider are in force, you may convert this rider as an increase in the specified amount of the policy. It may not be converted to another policy. You may do this at any time after the rider conversion option date. Evidence of insurability will not be required, except for additional benefits.

DEFINITIONS

SURVIVING INSURED: Surviving Insured means the Insured who remains alive after one of the Insureds has died.

BENEFICIARY: Unless otherwise changed, the beneficiary for the benefit payable under this rider will be the named beneficiary as shown in the application for the base policy.

While each Insured is living, you may change the beneficiary by written request in a form satisfactory to us. The change will take effect on the date we record it in the Home Office.

RIDER CONVERSION OPTION DATE:  The date shown on the schedule pages.

RIDER EFFECTIVE DATE: The effective date of coverage under this rider shall be as follows:

1. The policy date shall be the effective date for all coverage provided in the original application.

2. For any insurance that has been reinstated, the effective date shall be the monthly activity date on or next following the date we approve the reinstatement.

STD  4099

RIDER EXPIRATION DATE: This date is also shown in the schedule pages. It is the date on which this rider is no longer effective.

RIDER SPECIFIED AMOUNT OF INSURANCE: The rider specified amount of insurance is shown in the schedule pages.

COST OF INSURANCE

The annual cost of insurance upon renewal for this rider will be a rate per thousand multiplied by the rider specified amount of insurance in thousands. The rates will be based on the issue age, sex, tobacco usage and risk class of each Insured and the rider duration. The rates will be adjusted for any table rating and/or flat extra rating. The Maximum Guaranteed Cost of Insurance Rates per $1,000 are shown in the policy schedule. We have the option of charging less than the maximum. Each year, the current annual cost of insurance rates for this rider will be declared for the next policy year. Any change in the current cost of insurance rates will apply to Insureds covered under this rider having the same issue age, sex, tobacco usage and risk class and whose riders have been in effect for the same length of time. We cannot increase rates because of a change in status of either Insured's health.

GENERAL PROVISIONS

TERMINATION OF RIDER: This rider will automatically terminate on the earliest of these conditions:

1.     On the rider expiration date;

2. On the monthly activity date on or next following the date we receive your written request;

3.     On surrender of this rider to us;

4.     On termination of the policy to which this rider is attached; or

5.     On the death of the Second Insured.

SATISFACTORY PROOF OF DEATH: All of the following must be submitted upon the death of the Second Insured:

       1)   A certified copy of the death certificate for both Insureds;

       2)   A Notice of Death Claim;

       3) Any other information that we may reasonably require to establish the validity of the claim.

REINSTATEMENT: If both Insureds are living, this rider may be reinstated with the policy if no more than 3 years have passed since the date of termination. Reinstatement must occur before the expiration date of this rider. The requirements for reinstatement are:

STD  4099

1. Receipt of satisfactory evidence of insurability that both Insureds are insurable in the same rating classes as when the rider was issued.

2. Payment of the minimum cost of insurance sufficient to keep the rider in force for 3 months.

SUICIDE EXCLUSION: We will limit our liability if the death of either Insured is as a result of suicide, while sane or insane, within two years from the rider effective date. The proceeds payable will be an amount equal to the cost of insurance deductions charged for this rider.

INCONTESTABILITY: While either Insured is alive, the validity of this rider cannot be contested after it has been in force for a period of 2 years from the rider effective date.

COST OF INSURANCE DEDUCTIONS AFTER RIDER TERMINATION DATE: We will not be liable for the cost of insurance payments on this rider after it terminates except to return them.

INCORPORATION OF POLICY PROVISIONS INTO RIDER: The provisions of the policy are hereby referred to and made a part of this rider unless otherwise specified in this rider.

This rider has no cash or loan value.

NON-PARTICIPATING:  This rider is non-participating.



                    AMERITAS VARIABLE LIFE INSURANCE COMPANY


   /s/Donald R. Stading                        /s/William J. Atherton
       Secretary                                        President


STD 4099

                       This page left intentionally blank.

                                   AMERITAS VARIABLE LIFE INSURANCE COMPANY LOGO

                         TERM RIDER FOR COVERED INSURED


CONSIDERATION

This rider is issued in consideration of the application and the payment of its cost of insurance. A copy of the application is attached to the policy. The cost of insurance for this rider is deducted from the accumulation value at the same time and in the same manner as the cost of insurance for the policy.

DEFINITIONS

BENEFICIARY: The term "beneficiary" in this rider means only the beneficiary for the benefit payable at the Covered Insured's death. The term "beneficiary" in other provisions of the policy means only the beneficiary for the benefits payable under the policy.

Unless otherwise changed, the beneficiary for the benefit payable under this rider will be the named beneficiary as shown in the application for this rider.

While the Covered Insured is living, you may change the beneficiary by written request in a form satisfactory to us. The change will take effect on the date we record it in the Home Office.

COVERED INSURED: Covered Insured means each person so named in an application or supplemental application, if approved by us, and shown on the schedule pages.

RIDER CONVERSION OPTION EXPIRATION DATE:  The date shown on the schedule pages.

RIDER EFFECTIVE DATE: The effective date of coverage under this rider shall be as follows:

1. The policy date shall be the effective date for all coverage provided in the original application.

2. For any rider issued after the policy date or for any coverage on another Covered Insured, the effective date shall be the date shown on a supplement to the schedule pages.

3. For any insurance that has been reinstated, the effective date shall be the monthly activity date that falls on or next follows the date we approve the reinstatement.

RIDER EXPIRATION DATE: This date is also shown in the schedule pages. It is the date on which this rider is no longer effective.

RIDER SPECIFIED AMOUNT OF INSURANCE: The rider specified amount of insurance for a Covered Insured is shown for that Covered Insured on the schedule pages.

TRCI 4099

BENEFITS

We agree to pay the rider specified amount of insurance to the beneficiary upon receipt of satisfactory proof of the death of any Covered Insured. Death must occur while this rider is in force with respect to the Covered Insured. Payment is subject to the provisions of the policy and this rider.

COST OF INSURANCE

The annual cost of insurance upon renewal for this rider will be a rate per thousand at the attained age of that Covered Insured multiplied by the rider specified amount of insurance in thousands. The rates will be based on the issue age, sex, tobacco usage and risk class of the Covered Insured and the rider duration. The rates will be adjusted for any table rating and/or flat extra rating. The rating and risk class of the Covered Insured are shown in the policy schedule. The Maximum Guaranteed Cost of Insurance Rates per $1,000 are attached. We have the option of charging less than the maximum. Each year, the current annual cost of insurance rates for this rider will be declared for the next policy year. Any change in the current cost of insurance rates will apply to Covered Insureds under this rider having the same issue age, sex, tobacco usage and risk class and whose riders have been in effect for the same length of time. We cannot increase rates because of a change in status of the Covered Insured's health.

CONVERSION OF THIS RIDER

While the policy and this rider are in force, you may convert it for a permanent policy on the life of the Covered Insured. You may do this at any time prior to attained age 70 of the Covered Insured. Evidence of insurability will not be required, except for additional benefits.

If the policy terminates prior to the rider conversion option expiration date due to the death of the insured(s) under the basic policy, the Covered Insured may still convert within 60 days of the date of termination.

The new policy will have a specified amount of insurance no more than the rider specified amount of insurance in effect on the date of conversion for that Covered Insured.

The policy date of the new policy will be the date of conversion. The new policy will be subject to our then current rules as to the amount and the kind of policy issued. The rates for the new policy will be adjusted for any table rating and/or flat extra rating that was being charged for this rider. Any restrictions found in this rider will also be found in the new policy.

Application must be made and the first premium for the new policy paid to us before this rider terminates for the Covered Insured on whom coverage is being converted. In addition, the Covered Insured on whom coverage is being converted must be alive on the policy date of the new policy.

GENERAL PROVISIONS

Termination of Rider: This rider will automatically terminate for each Covered Insured on the earliest of these conditions:

1.       On the rider expiration date for each Covered Insured;

TRCI 4099

2. On the monthly activity date on or next following the date we receive your written request;

3.       On surrender of this rider to us; or

4.       On termination of this policy.

REINSTATEMENT: This rider may be reinstated with the policy if no more than 3 years have passed since the date of termination. Reinstatement must occur before the expiration date of this rider. The requirements for reinstatement are:

1. Receipt by us of evidence of insurability of the Covered Insured for whom coverage is being reinstated. This evidence must be satisfactory to us.

2. Payment of the minimum cost of insurance sufficient to keep the rider in force for 3 months.

SUICIDE: If the Covered Insured commits suicide, while sane or insane within 2 years from the rider effective date with respect to that Covered Insured, the total liability shall be the cost of insurance for that Covered Insured.

INCONTESTABILITY: While the Covered Insured is alive, the validity of this rider cannot be contested after it has been in force for a period of 2 years from the rider effective date.

COST OF INSURANCE DEDUCTIONS AFTER RIDER EXPIRATION DATE: We will not be liable for the cost of insurance deductions on this rider for any Covered Insured after it terminates except to return them.

INCORPORATION OF POLICY PROVISIONS INTO RIDER: The provisions of the policy are hereby referred to and made a part of this rider unless otherwise specified in this rider.

This rider has no cash or loan value.

NONPARTICIPATING:  This rider is nonparticipating.



                    AMERITAS VARIABLE LIFE INSURANCE COMPANY


   /s/Donald R. Stading                        /s/William J. Atherton
       Secretary                                        President


TRCI 4099

                       This page intentionally left blank.


                MAXIMUM GUARANTEED ANNUAL COST OF INSURANCE RATES
                        PER $1000 APPLICABLE UPON RENEWAL
              MALE              MALE              MALE             FEMALE              FEMALE             FEMALE
AGE         PREFERRED        NON-TOBACCO         TOBACCO          PREFERRED          NON-TOBACCO          TOBACCO
-------------------------------------------------------------------------------------------------------------------
  20          1.68             1.68               2.32              1.01                 1.01              1.17
  21          1.66             1.66               2.32              1.03                 1.03              1.19
  22          1.63             1.63               2.28              1.04                 1.04              1.22
  23          1.59             1.59               2.24              1.06                 1.06              1.25
  24          1.55             1.55               2.18              1.08                 1.08              1.28
  25          1.50             1.50               2.11              1.10                 1.10              1.31
  26          1.47             1.47               2.07              1.13                 1.13              1.36
  27          1.45             1.45               2.05              1.15                 1.15              1.40
  28          1.44             1.44               2.05              1.18                 1.18              1.45
  29          1.44             1.44               2.08              1.22                 1.22              1.51
  30          1.45             1.45               2.13              1.25                 1.25              1.58
  31          1.48             1.48               2.20              1.29                 1.29              1.64
  32          1.52             1.52               2.29              1.33                 1.33              1.71
  33          1.58             1.58               2.41              1.38                 1.38              1.80
  34          1.65             1.65               2.55              1.44                 1.44              1.90
  35          1.73             1.73               2.72              1.51                 1.51              2.01
  36          1.82             1.82               2.92              1.61                 1.61              2.18
  37          1.94             1.94               3.17              1.73                 1.73              2.38
  38          2.07             2.07               3.45              1.86                 1.86              2.61
  39          2.21             2.21               3.77              2.00                 2.00              2.86
  40          2.38             2.38               4.14              2.17                 2.17              3.16
  41          2.56             2.56               4.54              2.35                 2.35              3.48
  42          2.75             2.75               4.98              2.53                 2.53              3.80
  43          2.96             2.96               5.46              2.71                 2.71              4.12
  44          3.19             3.19               5.99              2.89                 2.89              4.44
  45          3.45             3.45               6.55              3.09                 3.09              4.78
  46          3.73             3.73               7.13              3.30                 3.30              5.13
  47          4.03             4.03               7.76              3.53                 3.53              5.49
  48          4.36             4.36               8.44              3.77                 3.77              5.88
  49          4.72             4.72               9.18              4.04                 4.04              6.31
  50          5.13             5.13              10.00              4.34                 4.34              6.77
  51          5.60             5.60              10.93              4.67                 4.67              7.26
  52          6.14             6.14              11.98              5.05                 5.05              7.82
  53          6.76             6.76              13.17              5.47                 5.47              8.44
  54          7.45             7.45              14.47              5.90                 5.90              9.07
  55          8.22             8.22              15.86              6.36                 6.36              9.72
  56          9.06             9.06              17.33              6.82                 6.82             10.36
  57          9.95             9.95              18.88              7.27                 7.27             10.96
  58         10.94            10.94              20.51              7.72                 7.72             11.55
  59         12.05            12.05              22.26              8.23                 8.23             12.18

                                                 (Continued on next page)

The annual cost of insurance upon renewal for this rider will be a rate per thousand at the attained age of that Covered Insured multiplied by the rider specified amount of insurance in thousands. The rates will be based on the issue age, sex, tobacco usage and risk class of the Covered Insured and the rider duration. The rates will be adjusted for any table rating and/or flat extra rating. The rating and risk class of the Covered Insured are shown in the policy schedule. The Maximum Guaranteed Cost of Insurance Rates per $1,000 are attached. We have the option of charging less than the maximum. Each year, the current annual cost of insurance rates for this rider will be declared for the next policy year. Any change in the current cost of insurance rates will apply to Covered Insureds under this rider having the same issue age, sex, tobacco usage and risk class and whose riders have been in effect for the same length of time. We cannot increase rates because of a change in status of the Covered Insured's health.

TRCI 4099


                         (Continued from previous page)

                MAXIMUM GUARANTEED ANNUAL COST OF INSURANCE RATES
                        PER $1000 APPLICABLE UPON RENEWAL
              MALE               MALE              MALE            FEMALE              FEMALE             FEMALE
AGE         PREFERRED         NON-TOBACCO         TOBACCO         PREFERRED          NON-TOBACCO          TOBACCO
-------------------------------------------------------------------------------------------------------------------


  60          13.29             13.29              24.21            8.83                 8.83              12.93
  61          14.67             14.67              26.41            9.57                 9.57              13.87
  62          16.26             16.26              28.89           10.49                10.49              15.08
  63          18.06             18.06              31.66           11.62                11.62              16.55
  64          20.06             20.06              34.69           12.89                12.89              18.19
  65          22.25             22.25              37.90           14.26                14.26              19.92
  66          24.62             24.62              41.26           15.68                15.68              21.68
  67          27.16             27.16              44.74           17.13                17.13              23.38
  68          29.92             29.92              48.39           18.63                18.63              25.10
  69          32.98             32.98              52.35           20.30                20.30              26.97
  70          36.44             36.44              56.72           22.26                22.26              29.18
  71          40.39             40.39              61.63           24.65                24.65              31.98
  72          44.95             44.95              67.18           27.58                27.58              35.41
  73          50.11             50.11              73.33           31.09                31.09              39.49
  74          55.78             55.78              80.07           35.13                35.13              44.14
  75          61.84             61.84              87.27           39.64                39.64              49.22
  76          68.24             68.24              94.63           44.52                44.52              54.62
  77          74.93             74.93             102.02           49.75                49.75              60.26
  78          81.95             81.95             109.49           55.41                55.41              66.22
  79          89.52             89.52             117.30           61.68                61.68              72.71
  80          97.88             97.88             125.71           68.81                68.81              79.98
  81         107.25            107.25             134.96           77.01                77.01              88.23
  82         117.82            117.82             145.21           86.46                86.46              97.61
  83         129.54            129.54             156.29           97.12                97.12             108.44
  84         142.18            142.18             167.83          108.87               108.87             120.18
  85         155.45            155.45             179.44          121.58               121.58             132.65
  86         169.18            169.18             190.84          135.16               135.16             145.75
  87         183.16            183.16             202.54          149.59               149.59             159.35
  88         197.33            197.33             214.73          164.88               164.88             173.52
  89         211.89            211.89             226.85          181.15               181.15             188.25
  90         227.05            227.05             239.08          198.53               198.53             204.58
  91         243.16            243.16             251.80          217.42               217.42             222.16
  92         260.82            260.82             266.55          238.53               238.53             241.66
  93         281.75            281.75             285.47          263.35               263.35             264.56
  94         309.83            309.83             311.27          295.23               295.23             295.23
  95         351.86            351.86             351.86          341.02               341.02             341.02
  96         420.99            420.99             420.99          413.88               413.88             413.88
  97         541.00            541.00             541.00          537.24               537.24             537.24
  98         745.15            745.15             745.15          743.96               743.96             743.96
  99         900.00            900.00             900.00          900.00               900.00             900.00


The annual cost of insurance upon renewal for this rider will be a rate per thousand at the attained age of that Covered Insured multiplied by the rider specified amount of insurance in thousands. The rates will be based on the issue age, sex, tobacco usage and risk class of the Covered Insured and the rider duration. The rates will be adjusted for any table rating and/or flat extra rating. The rating and risk class of the Covered Insured are shown in the policy schedule. The Maximum Guaranteed Cost of Insurance Rates per $1,000 are attached. We have the option of charging less than the maximum. Each year, the current annual cost of insurance rates for this rider will be declared for the next policy year. Any change in the current cost of insurance rates will apply to Covered Insureds under this rider having the same issue age, sex, tobacco usage and risk class and whose riders have been in effect for the same length of time. We cannot increase rates because of a change in status of the Covered Insured's health.

TRCI 4099